Exhibit 99.1

EXECUTION COPY

AMENDMENT NO. 1

TO

CREDIT AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this “Amendment No. 1”) is made this June 27, 2022, by and between ALFI, INC., a Delaware corporation, as the borrower hereunder (the “Company” or the “Borrower”), and Lee Aerospace, Inc., a Kansas corporation (the “Lender” and, together with the Borrower, the “Parties” and each, individually, a “Party”).

R E C I T A L S :

The Parties have entered into a Credit and Security Agreement, dated as of April 12, 2022 (the “Credit Agreement”) and desire to amend the Credit Agreement to increase the amount of the line of credit available thereunder as described in this Amendment No. 1.

NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment No. 1 have the respective meanings assigned to them in the Credit Agreement.

2.	Amendments to the Credit Agreement. As of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

a.	The definition of “Available Credit” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Available Credit” means, at any time, the amount, if any, by which Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) exceeds the sum of the aggregate principal amount of the Loans made hereunder before such time.

b.	The reference in Section 2.01 of the Credit Agreement to “Two Million Five Hundred Thousand Dollars ($2,500,000)” is amended and restated as, and replaced with, “Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000)”.

3.	Effectiveness. This Amendment No. 1 is effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment No. 1, all of the terms and provisions of the Credit Agreement are and will remain in full force and effect. On and after the Effective Date, each reference in the Credit Agreement to “this Credit Agreement,” “the Credit Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Credit Agreement, will mean and be a reference to the Credit Agreement as amended by this Amendment No. 1.

4.	Miscellaneous.

a.	This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Florida, excluding its choice-of-law principles, and all claims, disputes and controversies relating to or arising out of this Amendment No. 1 or the breach thereof, whether sounding in contract, tort, or otherwise, shall likewise be governed by the laws of the State of Florida, excluding its choice-of-law principles. Any legal action or proceeding with respect to this Amendment No. 1 may be brought in the courts of the State of Florida sitting in Miami, Florida, or the United States District Court for the Southern District, Miami Division, and by execution and delivery of this Amendment No. 1, the Company and the Lender consent, each for itself and in respect of its Property, to the non-exclusive jurisdiction of those courts. The Company and the Lender each irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Amendment No. 1 or other document related thereto. The Company and the Lender each waives personal service of any summons, complaint, or other process, which may be made by any other means permitted by the Law of the State of Florida.

b.	The provisions of this Amendment No. 1 shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Nothing in this Amendment No. 1, expressed or implied, shall be construed to confer upon any Person (other than the Parties, their respective successors and assigns permitted hereby) any legal or equitable right, remedy, or claim under or by reason of this Amendment No. 1.

c.	This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.	This Amendment No. 1 constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

BORROWER:	ALFI, INC.
a Delaware corporation

	By:	/s/ Peter Bordes
Name: Peter Bordes
Title:

LENDER:	LEE AEROSPACE, INC.
a Kansas corporation

	By:	/s/ Jim Lee
Name: Jim Lee
Title: President

Lending Office:

Lee Aerospace, Inc.

9323 E. 34th St.

Wichita, Kansas 67226

Attn: President

Facsimile Number: (316) 636-9256

Email address: jlee@leeaerospace.com

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